Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact: Maurice Wiener

Phone: (305) 854-6803

HMG/COURTLAND PROPERITES, INC. ANNOUNCES STOCK REPURCHASE PROGRAM

COCONUT GROVE, FLORIDA, December 14, 2018 - HMG/Courtland Properties, Inc. (NYSE Amex: HMG), announced today that its Board of Directors has authorized a share repurchase program. Under the program, HMG is authorized to purchase up to $500,000 of its outstanding shares of common stock in open market and privately negotiated transactions. The program will be in place through December 31, 2021.

Cautionary Statement

This release contains “forward-looking statements” that reflect the company’s current expectations about its future plans, including dividends.  These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate, and which are subject to risks and uncertainties.  Actual results could vary materially from those anticipated or expressed in any forward-looking statements, made by the company.  Please refer to the company’s most recent Form 10-K and subsequent filings for a further discussion of these risks and uncertainties.  The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events and circumstances after the date of the release.